UNITED STATES	OMB APPROVAL
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Interface, Inc.

(Name of Registrant as Specified In Its Charter)

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Interface, Inc.
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Interface, Inc. (the “Company”) will be held on Thursday, May 19, 2005, at 3:00 p.m., at the Company’s office located at 2859 Paces Ferry Road, Atlanta, Georgia. The purposes of the meeting are to consider and vote upon:

Item		Recommended Vote
1.
The election of eleven members of the Board of Directors, five directors to be elected by the holders of the Company’s Class A Common Stock and six directors to be elected by the holders of the Company’s Class B Common Stock.
FOR

2.	Such other matters as may properly come before the meeting and at any adjournments of the meeting.

The Board of Directors set March 14, 2005 as the record date for the meeting. This means that only shareholders of record at the close of business on March 14, 2005 will be entitled to receive notice of and to vote at the meeting or any adjournments of the meeting.

A Proxy Statement and Proxy solicited by the Board of Directors are enclosed with this notice. Please date, sign and return the enclosed Proxy at your earliest convenience. Returning your Proxy in a timely manner will assure your representation at the annual meeting. You may, of course, change or withdraw your Proxy at any time prior to the voting at the meeting.

Also enclosed is a copy of the Company’s 2004 Annual Report to Shareholders.

By order of the Board of Directors

RAYMOND S. WILLOCH
Secretary

April 15, 2005

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE
MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

INTERFACE, INC.

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The Board of Directors of Interface, Inc. (the “Company”) is furnishing this Proxy Statement to solicit Proxies for Class A Common Stock and Class B Common Stock to be voted at the annual meeting of shareholders of the Company. The meeting will be held on May 19, 2005. The Proxies also may be voted at any adjournments of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy card will first be mailed to shareholders on April 19, 2005.

The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 14, 2005. On that date, the Company had outstanding and entitled to vote 45,632,608 shares of Class A Common Stock and 7,206,675 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company’s Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

Each Proxy for Class A Common Stock (“Class A Proxy”) or Class B Common Stock (“Class B Proxy”) that is properly executed and returned by a shareholder will be voted as specified by the shareholder in the Proxy. If no specification is made, the Proxy will be voted for the election of the nominees (Class A or Class B, as the case may be) listed in this Proxy Statement under the caption “Nomination and Election of Directors.” A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (for the purpose of establishing a quorum). A broker non-vote occurs when a broker or other nominee who holds shares for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Abstentions are the equivalent of a non-vote since (i) directors are elected by a plurality of the votes cast, and (ii) other proposals are approved if the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted — the instructions may appear on a special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street name” and plan on attending the annual meeting of shareholders, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the annual meeting and vote at that time (your broker or other nominee may refer to it as a “legal” proxy).

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone, fax or e-mail. The Company also has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company’s Common Stock. The fee paid by the Company for such assistance will be $7,000 (plus expenses).

NOMINATION AND ELECTION OF DIRECTORS
(ITEM 1)

The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has set the number of directors at 11. The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (five) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than five nominees or Class B Proxy be voted for more than six nominees. Each nominee is an incumbent director standing for re-election, and has consented to be named herein and to continue serving as a director if re-elected.

Certain information relating to each nominee proposed by the Board is set forth below.

CLASS A NOMINEES

Name (Age)	Information
Dianne Dillon-Ridgley (53)
Ms. Dillon-Ridgley was elected to the Board in February 1997. Since 1997, Ms. Dillon-Ridgley has served as the U.N. Headquarters representative for the World YWCA (Geneva, Switzerland). From 1995 to 1998, she served as senior policy analyst with the Women’s Environment and Development Organization, and from 1998 to 1999 she served as Executive Director of that organization. She was appointed by President Clinton to the President’s Council on Sustainable Development in 1994 and served as Co-Chair of the Council’s International and Population/Consumption Task Forces until the Council’s dissolution in June 1999. Ms. Dillon-Ridgley also serves on the boards of six nonprofit organizations and one private company.

Dr. June M. Henton (65)
Dr. Henton was elected as a director in February 1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes a program in interior environments. Dr. Henton, who received her Ph.D. from the University of Minnesota, has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs within the textile industry.

Christopher G. Kennedy (41)
Mr. Kennedy was elected as a director in May 2000. He became an Executive Vice President of Merchandise Mart Properties, Inc. (a subsidiary of Vornado Realty Trust based in Chicago, Illinois) in 1994 and President in October 2000. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. From 1997 to 1999, Mr. Kennedy served as the Chairman of the Chicago Convention and Tourism Bureau. Mr. Kennedy also serves on the boards of four nonprofit organizations and one private company.

Name (Age)	Information
James B. Miller, Jr. (64)
Mr. Miller was elected as a director in May 2000. Since 1979, Mr. Miller has served as Chairman, President and Chief Executive Officer of Fidelity Southern Corporation (formerly Fidelity National Corporation), the holding company for Fidelity Bank (formerly Fidelity National Bank). Since February 1998 he has served as Chairman, since 1976 he has served as director, and from 1977 to 1997 he served as Chief Executive Officer and President, of Fidelity Bank. Mr. Miller also has served as Chairman of Fidelity National Capital Investors, Inc., a subsidiary of Fidelity Southern Corporation, since 1992. Mr. Miller has served as a director of American Software, Inc. since May 2002. Mr. Miller has also served as Chairman of a private real estate company since 2003, and currently serves on the boards of two nonprofit organizations.

Thomas R. Oliver (64)
Mr. Oliver was elected as a director in July 1998. He served as Chairman of Six Continents Hotels (formerly Bass Hotels and Resorts), the hotel business of Six Continents, PLC (formerly Bass PLC), from March 1997 until his retirement in March 2003, and served as Chief Executive Officer of Six Continents Hotels from March 1997 to October 2002. Mr. Oliver currently serves as a director of United Dominion Realty Trust.

CLASS B NOMINEES

Name (Age)	Information
Ray C. Anderson (70)
Mr. Anderson founded Interface in 1973 and served as Chairman and Chief Executive Officer until his retirement as Chief Executive Officer and transition from day-to-day management on July 1, 2001, at which time he became Interface’s non-executive Chairman of the Board. He chairs the Executive Committee of the Board and remains available for policy level consultation on substantially a full time basis. Mr. Anderson was appointed by President Clinton to the President’s Council on Sustainable Development in 1996 and served as Co-Chair until the Council’s dissolution. He currently serves on the boards of one private company and seven nonprofit organizations.

Edward C. Callaway (50)
Mr. Callaway was elected as a director in October 2003. Since November 2003, Mr. Callaway has served as Chairman and Chief Executive Officer of the Ida Cason Callaway Foundation, a nonprofit organization that owns the Callaway Gardens Resort and has an environmental mission of conservation, education and land stewardship. From 1987 through June 2003, Mr. Callaway served as President and Chief Executive Officer of Crested Butte Mountain Resort, and, from June 2003 to October 2003, he served as its Chairman. Mr. Callaway continues to serve as a director of Crested Butte Mountain Resort, and also serves on the boards of two nonprofit organizations.

Carl I. Gable (65)
Mr. Gable, a director since March 1984, is a private investor. He was an attorney with the Atlanta-based law firm of Troutman Sanders LLP, from March 1996 until April 1998. Mr. Gable also served as a director of Fidelity National Corporation (now known as Fidelity Southern Corporation) from July 2000 to November 2002.

Name (Age)	Information
Daniel T. Hendrix (50)
Mr. Hendrix joined the Company in 1983 after having worked previously for a national accounting firm. He was promoted to Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, Senior Vice President-Finance in 1995, Executive Vice President in October 2000, and President and Chief Executive Officer in July 2001. He was elected to the Board in October 1996. Mr. Hendrix has served as a director of Global Imaging Systems, Inc. since January 2003.

J. Smith Lanier, II (77)
Mr. Lanier has been a director since 1973. From 1950 to December 2004, he served as Chairman of the Board of J. Smith Lanier & Co., a general insurance agency based in West Point, Georgia, where he now remains an employee and Chairman Emeritus. Mr. Lanier also serves as a director of one other private company and two nonprofit organizations.

Clarinus C. Th. van Andel (75)
Mr. van Andel, who has been a director since October 1988, was a partner in the law firm of Schut & Grosheide, based in Amsterdam, until his retirement in 1996. He previously served as Chairman of the supervisory board (now disbanded) of Interface Europe B.V. (formerly Interface Heuga B.V. and Heuga Holding, B.V.), the Company’s modular carpet subsidiary based in the Netherlands. Mr. van Andel also serves as a director of five private companies in the Netherlands.

Vote Required and Recommendation of Board

Under the Company’s Bylaws, election of each of the five Class A nominees requires a plurality of the votes cast by the Company’s outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the six Class B nominees requires a plurality of the votes cast by the Company’s outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during 2004. All of the directors attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

The Board of Directors has the following standing committees that assist the Board in carrying out its duties: the Executive Committee, the Audit Committee, the Nominating Committee, and the Compensation Committee. The following table lists the members of each committee:

Executive Committee	Audit Committee	Nominating Committee	Compensation Committee
Ray C. Anderson (Chair)	Carl I. Gable (Chair)	June M. Henton (Chair)	Thomas R. Oliver (Chair)
Carl I. Gable	Edward C. Callaway	Dianne Dillon-Ridgley	June M. Henton
Daniel T. Hendrix	James B. Miller, Jr.	Christopher G. Kennedy	Christopher G. Kennedy
J. Smith Lanier, II

Executive Committee.    The Executive Committee met two times and acted by unanimous written consent seven times during 2004. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

Audit Committee.    The Audit Committee met five times and acted by unanimous written consent one time during 2004. The function of the Audit Committee is to (i) serve as an independent and objective party to review the Company’s financial statements, financial reporting process and internal control system, (ii) review and evaluate the performance of the Company’s independent auditors and internal financial management, and (iii) provide an open avenue of communication among the Company’s independent auditors, management (including internal financial management) and the Board. The Board of Directors has determined that all three members of the Audit

Committee are “independent,” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, and that each of the three members of the Audit Committee is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. The Audit Committee Charter may be viewed on the Company’s website, www.interfaceinc.com.

Nominating Committee.    The Nominating Committee met one time during 2004. The function of the Nominating Committee is to assist the Board in establishing qualifications for Board membership and in identifying, evaluating and selecting qualified candidates to be nominated for election or appointment to the Board. In the event of a vacancy on the Board, the Nominating Committee develops a pool of potential director candidates for consideration. The Nominating Committee seeks candidates for election and appointment with excellent decision-making ability, valuable and varied business experience and knowledge, impeccable personal integrity and reputation, and diversity of background and experience. The Nominating Committee considers whether candidates are free of restraints or conflicts which might interfere with the exercise of independent judgment regarding the types of matters likely to come before the Board and have the time required for preparation, participation and attendance at Board and committee meetings. Other factors considered by the Nominating Committee in identifying and selecting candidates include the needs of the Company and the range of talent and experience already represented on the Board. The Nominating Committee solicits suggestions from other members of the Board regarding persons to be considered as possible nominees. The Nominating Committee will also consider recommendations for director candidates submitted by shareholders in accordance with the process outlined below and, in addition, may obtain advice or opinions from search firms or other internal or outside advisors.

Shareholders who wish the Nominating Committee to consider their recommendations for director candidates should submit their recommendations in writing to the Nominating Committee in care of the office of the Chairman of the Board, Interface, Inc., 2859 Paces Ferry Road, Suite 2000, Atlanta, GA 30339. Recommendations should include the information which would be required for a “Shareholder Proposal” as set forth in Article II, Section 9 of the Company’s Bylaws. Director candidates that are recommended by shareholders in accordance with these procedures will be evaluated by the Nominating Committee in the same manner as director candidates recommended by the Company’s directors.

The Board of Directors has determined that each member of the Nominating Committee is “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market. The Nominating Committee operates pursuant to a Nominating Committee Charter that was adopted by the Board of Directors. The Nominating Committee Charter may be viewed on the Company’s website, www.interfaceinc.com.

Compensation Committee.    The Compensation Committee met three times during 2004. The function of the Compensation Committee is to (i) evaluate the performance of the Company’s senior executives, (ii) determine compensation arrangements for such executives, (iii) administer the Company’s stock and other incentive plans for key employees, and (iv) review the administration of the Company’s employee benefit plans. The Board of Directors has determined that each member of the Compensation Committee is “independent” in accordance with the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market. The Compensation Committee’s policies and philosophy are described in more detail below in this Proxy Statement under the heading “Compensation Committee Report on Executive Compensation.”

INDEPENDENCE DETERMINATION

For each director, the Board makes a determination of whether the director is “independent” under the criteria established by the Nasdaq Stock Market and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. The current directors are Ray C. Anderson, Edward C. Callaway, Dianne Dillon-Ridgley, Carl I. Gable, Daniel T. Hendrix, Dr. June M. Henton, Christopher G. Kennedy, J. Smith Lanier, II, James B. Miller, Jr., Thomas R. Oliver, and Clarinus C. Th. van Andel. As a result of its review, the Board has determined that all of the current directors, with the exception of Ray C. Anderson and Daniel T. Hendrix (whom are employees), are independent. Even though they are not independent, Messrs. Anderson and

Hendrix have contributed greatly to the Board and the Company through their wealth of experience, expertise and judgment.

The independent directors meet in regularly scheduled executive sessions without Messrs. Anderson and Hendrix or other members of management present. In 2004, the independent directors met three times in executive session.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

The following table sets forth, as of February 1, 2005 (unless otherwise indicated), beneficial ownership of each class of the Company’s Common Stock by: (i) each person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each nominee for director, (iii) each individual named in the Summary Compensation Table on page 10, and (iv) all executive officers and directors of the Company as a group.

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A After Conversion(2)
Ray C. Anderson	Class A	15,000	(3)	*	7.2%
2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339	Class B	3,536,728	(3)	48.5%

Ariel Capital Management, Inc.	Class A	9,641,148	(4)(5)	21.1%
200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601

Dimensional Fund Advisors, Inc.	Class A	3,331,832	(4)(6)	7.3%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401

FMR Corp., Edward C. Johnson III, and Abigail P. Johnson	Class A	5,865,733	(4)(7)	12.9%
82 Devonshire Street Boston, Massachusetts 02109

Michael D. Bertolucci	Class A	66,432		*	*
	Class B	201,528	(8)	2.8%

Edward C. Callaway	Class A	10,000		*	*
	Class B	10,000	(9)	*

Robert A. Coombs	Class A	42,000		*	*
	Class B	152,600	(10)	2.1%

Dianne Dillon-Ridgley	Class A	100		*	*
	Class B	59,000	(11)	*

Carl I. Gable	Class A	15,000	(12)	*	*
	Class B	80,244	(12)	1.1%

Daniel T. Hendrix	Class A	47,260		*	2.0%
	Class B	887,738	(13)	12.2%

June M. Henton	Class B	28,600	(14)	*	*

Christopher G. Kennedy	Class A	30,223	(15)	*	*
	Class B	25,000	(15)	*

J. Smith Lanier, II	Class A	47,400	(16)	*	*
	Class B	356,648	(16)	4.9%

James B. Miller, Jr	Class A	19,000		*	*
	Class B	25,000	(17)	*

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A After Conversion(2)

Thomas R. Oliver	Class A	120,000		*	*
	Class B	59,000	(18)	*

Clarinus C. Th. van Andel	Class B	105,300	(19)	1.4%	*

John R. Wells	Class A	50,623		*	1.2%
	Class B	512,322	(20)	7.0%

Raymond S. Willoch	Class A	14,361		*	*
	Class B	309,946	(21)	4.2%

All executive officers and directors as a group (19 persons)	Class A	508,099		1.1%	13.9%
	Class B	6,784,391	(22)	93.0%

___________________
*	Less than 1%.
(1)	Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.
(2)	Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.
(3)	Includes 15,000 Class A shares held by Mr. Anderson’s wife, although Mr. Anderson disclaims beneficial ownership of such shares. Also includes 93,000 Class B shares that may be acquired by Mr. Anderson pursuant to exercisable stock options, and 25,942 Class B shares that Mr. Anderson beneficially owns through the Company’s 401(k) plan.
(4)	Based upon information included in statements as of December 31, 2004 provided to the Company by such beneficial owners.
(5)	All such shares are held by Ariel Capital Management, Inc. (“Ariel”) for the accounts of investment advisory clients. Ariel, in its capacity as investment adviser, has sole voting power with respect to 6,794,158 of such shares and sole dispositive power with respect to 9,637,158 of such shares.
(6)	All such shares are held by Dimensional Fund Advisors, Inc. (“Dimensional”) as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Dimensional disclaims beneficial ownership of all such shares. Dimensional, in its capacity as investment adviser, has sole voting and dispositive power with respect to all such shares.
(7)	FMR Corp. is a parent holding company. Fidelity Management & Research Company (“Fidelity”), which is a wholly-owned subsidiary of FMR Corp. and is a registered investment advisor, beneficially owns 4,875,718 shares of Class A Common Stock. Mr. Johnson, FMR Corp. (through its control of Fidelity) and the Fidelity funds state that each has sole power to dispose of those 4,875,718 shares; however, none of them has sole power to vote or direct the voting of the shares, which power resides with the Boards of Trustees of the funds. Fidelity Management Trust Company, another wholly-owned subsidiary of FMR Corp., beneficially owns 256,115 shares of Class A Common Stock. Mr. Johnson and FMR Corp. (through its control of Fidelity Management Trust Company) state that each has sole dispositive and voting power over those 256,115 shares. Fidelity International Limited (“FIL”), a former wholly-owned subsidiary of FMR Corp. whose shares previously were distributed to the shareholders of FMR Corp., beneficially owns 733,900 shares of Class A Common Stock, over which FIL has sole dispositive and voting power.

(8)	Includes 58,932 restricted Class B shares, and 126,776 Class B shares that may be acquired by Dr. Bertolucci pursuant to exercisable stock options. (See “Compensation Committee Report on Executive Compensation — Long Term Incentives” below for a discussion of the restrictions on restricted stock.) Also includes 15,820 Class B shares held by Dr. Bertolucci pursuant to the Company’s 401(k) plan.
(9)	Includes 4,500 restricted Class B shares, and 4,000 Class B shares that may be acquired by Mr. Callaway pursuant to exercisable stock options.
(10)	Includes 65,267 restricted Class B shares, and 74,000 Class B shares that may be acquired by Mr. Coombs pursuant to exercisable stock options.
(11)	Includes 4,500 restricted Class B shares, and 53,000 Class B shares that may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.
(12)	Includes 140 Class A shares held by Mr. Gable as custodian for his son. Includes 4,500 restricted Class B shares, and includes 13,000 Class B shares that may be acquired by Mr. Gable pursuant to exercisable stock options.
(13)	Includes 456,713 restricted Class B shares, and 394,470 Class B shares that may be acquired by Mr. Hendrix pursuant to exercisable stock options. Also includes 4,595 Class B shares beneficially owned by Mr. Hendrix pursuant to the Company’s 401(k) plan.
(14)	Includes 4,500 restricted Class B shares, and 13,000 Class B shares that may be acquired by Dr. Henton pursuant to exercisable stock options.
(15)	Includes 4,500 restricted Class B shares, and 19,000 Class B shares that may be acquired by Mr. Kennedy pursuant to exercisable stock options. Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Capital Management, Inc. serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all Class A shares held by Ariel Capital Management, Inc. as investment advisor for Ariel Mutual Funds.
(16)	Includes 400 Class A shares and 157,004 Class B shares held by Mr. Lanier’s wife. Also includes 4,500 restricted Class B shares, and 13,000 Class B shares that may be acquired by Mr. Lanier pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.
(17)	Includes 4,500 restricted Class B shares, and 19,000 Class B shares that may be acquired by Mr. Miller pursuant to exercisable stock options.
(18)	Includes 4,500 restricted Class B shares, and 53,000 Class B shares that may be acquired by Mr. Oliver pursuant to exercisable stock options.
(19)	Includes 4,500 restricted Class B shares, and 3,000 Class B shares that may be acquired by Mr. van Andel pursuant to exercisable stock options.
(20)	Includes 237,087 restricted Class B shares, and 256,115 Class B shares that may be acquired by Mr. Wells pursuant to exercisable stock options. Also includes 8,746 Class B shares beneficially owned by Mr. Wells pursuant to the Company’s 401(k) plan.
(21)	Includes 159,351 restricted Class B shares, and 150,595 Class B shares that may be acquired by Mr. Willoch pursuant to exercisable stock options.
(22)	Includes 1,276,283 restricted Class B shares, and 1,457,956 Class B shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options. Also includes 58,407 Class B shares that are beneficially owned pursuant to the Company’s 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of January 2, 2005.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
Interface, Inc. Omnibus Stock Incentive Plan(1)	3,174,571	$5.57	1,175,500 (2)
Interface, Inc. Key Employee Stock Option Plan (1993)	212,000	$7.70	0
Total	3,386,571	$5.71	1,175,500
Equity Compensation Plans Not Approved by Security Holders:
Offshore Stock Option Plan	46,000	$7.42	0
Individual Compensation Arrangements (3)	82,572	$5.92	0
Total	128,572	$6.46	0

(1)	The Interface, Inc. Omnibus Stock Incentive Plan (the “Omnibus Plan”), which was originally approved by shareholders in 1997, is the only currently-outstanding equity compensation plan pursuant to which awards may be made. The Interface, Inc. Key Employee Stock Option Plan (1993) (the “Key Employee Plan”) and the Offshore Stock Option Plan (the “Offshore Plan”) were terminated, as to new grants, as of the effective date of the Omnibus Plan. Grants under the Key Employee Plan and Offshore Plan that were outstanding upon termination of those plans, however, remained outstanding.

(2)	The number of securities remaining available for future issuance under the Omnibus Plan (excluding securities reflected in column (a)) as of January 2, 2005 was 1,175,500. Shares outstanding under the Key Employee Plan and Offshore Plan that are forfeited, terminated or otherwise expire unexercised after January 2, 2005 would also become available for issuance under the Omnibus Plan.

(3)	As of January 2, 2005, the Company maintained stock option agreements outside the other listed equity plans with four non-employee individuals (such as consultants, advisors or suppliers) with respect to a total of 82,572 shares (comprised of 24,000 options at $7.00 per share, 28,572 options at $6.19 per share, 20,000 options at $4.8125 per share, and 10,000 options at $4.8125 per share, respectively). These agreements typically provide for a five-year vesting period (all options under these agreements have now vested) and a ten-year term.

EXECUTIVE COMPENSATION AND RELATED ITEMS

Summary of Cash and Certain Other Compensation

The following table sets forth, for each of the last three fiscal years of the Company, certain information concerning compensation paid by the Company and its subsidiaries to the Company’s Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company (referred to herein as the “named executive officers”) based on salary and bonus earned in fiscal 2004. For each of the last three fiscal years of the Company, the total amount of perquisites and other personal benefits paid to each named executive officer did not exceed the lesser of $50,000 or 10% of such officer’s total annual salary and bonus, and thus are not included in the table.

Summary Compensation Table

Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Daniel T. Hendrix	2004	650,062	593,450	292,500	50,000	90,610
President and Chief	2003	637,520	155,384	135,500	50,000	76,032
Executive Officer	2002	500,000	47,250	280,000	50,000	76,032
John R. Wells	2004	400,000	326,308	175,500	30,000	11,649
Senior Vice President	2003	396,666	153,039	81,300	30,000	9,056
(Division President)	2002	360,000	–0–	112,000	20,000	7,200
Robert A. Coombs(3)	2004	300,916	251,453	58,500	10,000	27,082
Vice President	2003	285,820	241,161	40,650	15,000	25,724
(Division President)	2002	214,189	102,696	140,000	–0–	85,570
Raymond S. Willoch	2004	305,000	231,404	117,000	20,000	8,186
Senior Vice President	2003	303,333	58,328	54,200	20,000	7,037
and General Counsel	2002	285,000	28,728	112,000	–0–	5,833
Michael D. Bertolucci	2004	288,750	219,075	–0–	–0–	7,968
Senior Vice President	2003	274,999	52,940	–0–	–0–	6,745
	2002	274,999	27,719	–0–	20,000	5,868

(1)	Represents the dollar value of restricted stock awarded to the named executive officer (calculated by multiplying the number of shares awarded by the closing price of the Company’s Class A Common Stock as reported by the Nasdaq Stock Market on the date of grant). As of January 2, 2005, total restricted stock awards outstanding and related fair market values (based on the closing price of the Company’s Class A Common Stock as reported by the Nasdaq Stock Market on December 31, 2004) were as follows: Mr. Hendrix — 391,713 shares ($3,905,379); Mr. Wells — 197,087 shares ($1,964,957); Mr. Coombs — 37,167 shares ($370,555); Mr. Willoch — 128,851 shares ($1,284,644); and Mr. Bertolucci — 58,932 shares ($587,552). Awards of restricted stock vest in increments of one-third, except for the 2004 awards which vest in increments of one-half. With respect to each award made prior to 2003, the first two increments (one-third each) vest no earlier than the second and fourth anniversaries, respectively, of the grant date of the award and only if the price of the Company’s Class A Common Stock on or after such anniversary has appreciated to a specified target level (such target level is equal to 15% appreciation per annum, compounded annually, through the applicable anniversary date), and the final one-third increment vests upon the ninth anniversary of the grant date (except that, for the 2002 awards, the final one-third vests upon the seventh anniversary of the grant date). With respect to the 2003 awards, the first two increments (one-third each) vest no earlier than the first and third anniversaries, respectively, of the grant date and only if a pre-determined performance target has been met on or after such anniversary (for Messrs. Hendrix and Willoch, the performance target is based on appreciation of Class A Common Stock price and, for Messrs. Wells and Coombs, the performance target is based on increases in sales volumes within their respective business units). The final one-third of the 2003 awards vests upon the seventh anniversary of the grant date. The 2004 awards vest in two increments (one-half each) no earlier than the second and third anniversaries, respectively, of the grant date and only if a pre-determined performance target has been met on or after such anniversary (the performance targets for the 2004 awards are based on the same criteria as the 2003 awards). All unvested awards (i.e., all award shares not vested previously under the performance criteria) will vest on the ninth anniversary of the grant date for awards made prior to 2002, on the seventh anniversary of the grant date for the 2002 and 2003 awards, and on the fifth anniversary of the grant date for the 2004 awards. Shares of restricted stock have voting rights, and dividends (to the extent any are declared by the Board of Directors) are paid on those shares.

(2)	Includes the Company’s matching contribution under the Company’s 401(k) plan and/or its Nonqualified Savings Plan ($18,578, $11,649, $8,186 and $7,968 for Messrs. Hendrix, Wells, Willoch and Bertolucci, respectively, in 2004), and, in the case of Mr. Hendrix, the dollar value of the annual premiums paid by the Company under a life insurance policy pursuant to a split-dollar insurance agreement with him ($72,032 in 2004). For Mr. Coombs, includes the employer’s contribution under a pension plan ($27,082 in 2004).

(3)	Mr. Coombs was compensated in currencies other than the U.S. dollar. All compensation amounts for Mr. Coombs have been translated into U.S. dollars at the exchange rate in effect at the end of the respective fiscal year.

Compensation Pursuant to Salary Continuation Plan

The Company maintains a nonqualified salary continuation plan (the “Salary Continuation Plan”) which is designed to induce selected employees of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company’s other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon normal retirement from the Company at age 65 (or early retirement as early as age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives (or, if elected by a participant, a reduced benefit is payable for the remainder of the participant’s life and any surviving spouse’s life) and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of up to 10 years (or, if elected by a surviving spouse that is the designated beneficiary, a reduced benefit is payable for the remainder of such surviving spouse’s life). Benefits are determined according to one of three formulas contained in the Salary Continuation Plan. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. The Company’s obligations under the Salary Continuation Plan are currently unfunded (although the Company has used insurance instruments to hedge its exposure thereunder); however, the Company is required to contribute the present value of its obligations thereunder to an irrevocable grantor trust in the event of a “Change in Control” (as such term is defined in the Salary Continuation Plan) of the Company. Each of Messrs. Hendrix, Wells and Willoch has entered into a Salary Continuation Agreement with the Company pursuant to the Salary Continuation Plan.

Stock Option Grants

The following table sets forth information with respect to options granted to the named executive officers during fiscal 2004.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2004	Exercise Price (per share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5%	10%
Daniel T. Hendrix	50,000	9.1%	$5.53	01/02/09	$76,392	$168,806
John R. Wells	30,000	5.5%	5.53	01/02/09	45,835	101,284
Robert A. Coombs	10,000	1.8%	5.53	01/02/09	15,278	33,761
Raymond S. Willoch	20,000	3.7%	5.53	01/02/09	30,557	67,522
Michael D. Bertolucci	–0–	N/A	N/A	N/A	N/A	N/A

(1)	All options were granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. These options vested 50% at the time of the grant and 50% on December 31, 2004, and have a term of five years.

(2)	These amounts represent certain assumed rates of appreciation only, from the original exercise price on the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be indicative of actual results.

Option Exercises and Year-End Option Values

The following table sets forth, for each of the named executive officers, (i) the number of shares of Common Stock received upon exercise of options, (ii) the aggregate dollar value received upon exercise, (iii) the number of options held at fiscal year-end, and (iv) the value of such options at fiscal year-end.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year-End ($)(1) Exercisable/Unexercisable
Daniel T. Hendrix	–0–	–0–	367,936/92,068	$1,325,283/$266,676
John R. Wells	25,500	$171,406	261,897/30,437	$998,111/$101,761
Robert A. Coombs	42,000	$254,850	71,000/33,000	$172,575/$139,573
Raymond S. Willoch	25,000	$117,395	136,855/26,480	$347,598/$102,559
Michael D. Bertolucci	26,300	$73,574	115,336/21,822	$246,224/$88,692

(1)	Aggregate market value of the shares issuable upon exercise of the options (based on December 31, 2004 closing price for Class A Common Stock of $9.97 per share), less the aggregate exercise price payable by the named executive officer.

Employment Agreements

In April 1997, the Company entered into substantially similar employment agreements with each of Messrs. Hendrix, Wells, Willoch and Bertolucci. Each of their agreements is for a rolling two-year term, such that the remaining term is always two years (until such time as the executive reaches the age of 63, at which time the term is fixed for an additional two years and then expires upon the executive reaching age 65). The Company may terminate any of such agreements upon two years’ notice. In the event that the Company terminates an officer’s employment without just cause, the officer will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement. The officer also will immediately vest in all unvested employee stock options, and a percentage of theretofore unvested restricted stock awards (as specified in the applicable restricted stock agreement). The employment agreements also contain provisions placing restrictions on the officer’s ability to compete with the Company following the termination of the agreement.

Change in Control Agreements

In April 1997, each of Messrs. Hendrix, Wells, Willoch and Bertolucci entered into substantially similar “change in control agreements” with the Company. Each of their agreements is for a rolling two-year term, such that the remaining term is always two years (until such time as the executive reaches the age of 63, at which time the term is fixed for an additional two years and then expires upon the executive reaching age 65). The Company generally may terminate any of such agreements upon two years’ notice. The agreements provide for certain benefits in the event of a termination of employment under certain circumstances in connection with a “Change in Control” (as defined in the agreements) of the Company. In general, each agreement provides benefits to the officer upon an “Involuntary Termination” (essentially, termination without cause) or a “Voluntary Termination” (essentially, resignation in the face of coercive tactics) occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (i) the officer’s then-current salary, for the balance of the term, paid in a lump sum discounted to present value; (ii) bonus payments for the balance of the term, paid in a lump sum discounted to present value and based upon the bonuses received during the two years prior to the termination, as well as a prorated bonus for the year in which employment is terminated; (iii) continuation of health and life insurance coverage for the balance of the term; and (iv) continuation of eligibility to participate in Company retirement plans for the balance of the term, or the provision of comparable benefits. In addition, the officer will immediately vest in all unvested employee stock options and restricted stock awards in the event of a Change in Control. Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement with the Company. If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the officer is entitled to receive a “gross-up” payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

Compensation of Directors

The Company’s non-employee directors (“outside directors”) are paid an annual director’s fee of $30,000, plus $1,000 for each Board or Board committee meeting attended. Outside directors who serve on the Audit Committee or the Compensation Committee are paid an additional $5,000 per year, except that the Chairperson of the Audit Committee and the Chairperson of the Compensation Committee are paid an additional $10,000 per year (rather than $5,000). Directors also are reimbursed for expenses in connection with attending Board and committee meetings.

In 2004, each director also was awarded 3,000 restricted shares of Company stock. The awards of restricted stock vest in two increments of one-half each, no earlier than the first and second anniversaries, respectively, of the grant date of the award and only if the price of the Company’s Class A Common Stock on or after such anniversary has appreciated to a specified target level (such target level is equal to 15% appreciation per annum, compounded annually, through the applicable anniversary date). All unvested shares will vest on the third anniversary of the grant date.

Certain Relationships and Related Transactions

Ray C. Anderson, who serves as Chairman of the Board and Chairman of the Executive Committee of the Board, remains an employee of the Company. In his capacity as an employee, Mr. Anderson was compensated during 2004 as follows: (i) salary and bonus of $1,040,000, (ii) annual premiums of $173,000 paid by the Company under certain life insurance policies pursuant to a split-dollar insurance agreement between the Company and Mr. Anderson; and (iii) miscellaneous perquisites of $60,498. In addition, as an employee of the Company, Mr. Anderson also was covered by certain of the Company’s benefits programs, such as medical and dental insurance plans. Mr. Anderson received no awards of restricted stock or stock options during 2004. Mr. Anderson entered into an employment agreement and a change in control agreement with the Company in April 1997, each of which is substantially similar to those described above for Messrs. Hendrix, Wells, Willoch and Bertolucci (except that the term of each of Mr. Anderson’s agreements is a rolling two-year term until such time as he reaches the age of 70, at which time the term is fixed for an additional two years and then expires upon his reaching age 72). Mr. Anderson also has entered into a salary continuation agreement with the Company pursuant to the Salary Continuation Plan described above. In connection with Mr. Anderson’s transition from Chief Executive Officer to non-executive Chairman in 2001, his future retirement benefit under the salary continuation agreement was set at $486,060 per year.

Prior to 2003, the Company made loans to Mr. Anderson, primarily in connection with Mr. Anderson’s payment of income taxes that were due prior to the payment of expected compensation from the Company. The largest aggregate amount of such indebtedness outstanding at any time during fiscal 2004 was $573,718. The indebtedness now bears interest at the Company’s marginal cost of funds, which currently is equal to the 6-month LIBOR plus 200 basis points. The indebtedness is due by no later than February 28, 2006, with mandatory prepayments from any bonuses (less withholding amounts required by law) received by Mr. Anderson prior to that time. The amount outstanding as of March 1, 2005 was $161,363.

A wholly-owned subsidiary of the Company employs James A. Lanier, Jr., son-in-law of Ray C. Anderson, as its Director of Sales for Colleges & Universities. In 2004, Mr. Lanier earned salary and bonus of $211,844 and participated in certain of the Company’s benefit programs generally available to employees in the U.S.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overall Philosophy and Administration

The goals of the Company’s executive compensation program, as developed and administered by the Compensation Committee of the Board of Directors, include:

•	Offering market competitive total compensation opportunities to attract and retain talented executives;

•	Establishing strong links between the Company’s performance and total compensation earned — i.e., “paying for performance”;

•	Providing incentives for executives to achieve specific performance objectives;

•	Promoting and facilitating executive officer stock ownership, and thereby motivate executives to think and act as owners; and

•	Emphasizing the Company’s mid and long term performance, thus enhancing shareholder value.

The Committee intends that the Company’s pay program provide compensation commensurate with the level of financial performance achieved, the responsibilities undertaken by the executives, and the compensation packages offered by comparable companies. The program currently consists of three principal components: (1) competitive base salaries; (2) annual cash bonuses based on the achievement of established performance goals; and (3) long term incentives such as awards of restricted stock and stock options. The Committee strives for each of these three components to receive substantial weighting each year so that a large portion of executive compensation is directly linked to advancing the Company’s financial performance and the interests of shareholders. In addition, the Committee on occasion provides special incentive opportunities to executives for the accomplishment of specific performance objectives.

The Committee, which is composed entirely of independent directors, establishes base salaries for the executive officers, including the named executive officers. The Committee also administers the annual bonus program, the long term incentive program, and, when applicable, special incentive programs. In fulfilling its responsibilities, the Committee regularly seeks input from nationally-recognized, independent compensation consultants and periodically seeks input from appropriate Company executives.

Base Salaries

The Committee generally strives to set base salaries at the market median (50th percentile) of salaries offered by other employers in our industry and other publicly traded companies with characteristics similar to the Company (size, growth rate, etc.), based on information provided by independent compensation consultants. Some of the companies considered from time to time are included in the list of companies comprising the “self-determined peer group” index used in the performance graph below.

In addition, the Committee may consider other factors when setting individual salary levels, which may result in salaries above or below the targeted amount. These factors include the executive’s level of responsibility, achievement of goals and objectives, tenure with the Company, and specific background or experience, as well as external factors such as the availability of talent, the recruiting requirements of the particular situation, internal equalization policies of the Company, and general economic conditions.

Base salary adjustments for executive officers generally are made (if at all) annually and are dependent on the factors described above. Based on the foregoing considerations, the Committee approved a 2004 base salary increase of 5% for one named executive officer (Dr. Bertolucci), who had not received a raise in nearly three years. None of the other named executive officers received a base salary increase during 2004.

Annual Bonuses

The Committee administers the shareholder-approved Executive Bonus Plan, which provides annual bonus opportunities for Company executives. Annual bonus opportunities provide an incentive for executives to earn compensation based on the achievement of important corporate or business unit (division or subsidiary) financial performance and individual performance goals. In determining the appropriate bonus opportunities, the Committee seeks to establish potential awards that, when combined with annual salary, place the total overall cash compensation for the Company’s executives in the third quartile (between the market 50th percentile and the market 75th percentile) for comparable companies, provided that the performance objectives are substantially achieved.

Each executive officer of the Company, including the Chief Executive Officer, is assigned a bonus potential (typically ranging between 70%–110% of base salary), and a personalized set of financial and, in the case of certain staff positions, non-financial objectives. Notably, in connection with the Company’s cost reduction initiatives, each of the executive officers voluntarily reduced his bonus potential by an average of 10% for the year 2004 (and subsequent years). Actual awards can range from 0% to 125% of the bonus potential, depending on the degree to which the established objectives are achieved. In 2004, 100% of the bonus potential for the Chief Executive Officer and each of the executive officers who were directly accountable for the profitability of a business unit was based on measurable financial objectives, which consisted of growth in operating income, cash flow, revenue and earnings per share. Relative weights assigned to these financial objectives were 40%, 30%, 20% and 10%, respectively. (When the Board of Directors made the decision to exit the owned Re:Source dealer businesses, the Committee, in accordance with the bonus formulas it approved at the beginning of 2004, apportioned the financial objectives to account for the discontinued nature of those operations.) For executives who were not directly accountable for the profitability of a business unit, 80% of their bonus potential was based on these same financial objectives (relative weights assigned to the financial objectives were 30%, 25%, 15% and 10%, respectively), with the remaining 20% based on non-financial objectives. Evaluation of non-financial objectives is, inherently, somewhat subjective, and equal weight typically is assigned to each of these objectives.

For 2004, each of the named executive officers received a bonus, which appears in the “Summary Compensation Table” of this Proxy Statement, as their respective performance objectives were determined to have been achieved, in part, for the year. The achievements included:

•	Americas floorcoverings (managed by Mr. Wells) experienced 32% growth in operating income and 19% growth in revenue in 2004;

•	Asia-Pacific floorcoverings (managed by Mr. Coombs) experienced 34% growth in operating income and 50% growth in revenue in 2004;

•	On a consolidated basis (applicable to Messrs. Hendrix, Willoch and Bertolucci), the Company experienced 94% growth in operating income and 15% growth in revenue in 2004; and

•	The Company’s income per basic share from continuing operations (applicable to all of the named executive officers) was $0.13 in 2004, compared with a loss per basic share from continuing operations of $0.16 in 2003.

Long Term Incentives

The Committee administers the shareholder-approved Interface, Inc. Omnibus Stock Incentive Plan, which is an equity-based plan that allows for long term incentive awards such as restricted stock and stock options. The long term incentive awards made during 2004 to Company executives consisted of the following:

•	Restricted stock grants with performance-based vesting acceleration features; and

•	Stock option grants, vesting in two equal installments (50% on the grant date and 50% on December 31, 2004).

Long term incentives are intended to attract and retain outstanding executive talent, create a direct link between shareholder and executive interests by focusing executive attention on increasing shareholder value, and motivate executives to achieve specific performance objectives. For instance, the stock options granted have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant. Thus, the stock options only have value if the market price of the Company’s stock rises after the grant date. Additionally, restricted stock awards generally vest over a period of multiple years (five years for the 2004 awards), giving the executive an incentive to remain employed with the Company for a significant time period to completely vest in an award. However, awards of restricted stock may vest earlier if specific performance criteria are met. For the executive officers directly accountable for the profitability of a business unit, the accelerated vesting criteria for the 2004 awards is based on improvement in the applicable business unit’s performance, such as an increase in sales or operating income. For the Chief Executive Officer, and each of the staff executives not directly accountable for the profitability of a business unit, the accelerated vesting criteria for the 2004 awards is based on compounded annual growth of the Company’s stock price.

The size of the awards made to individual officers is based on an evaluation of several factors, including the officer’s level of responsibility and the Company’s overall compensation objectives. The amount and nature of prior equity incentive awards are generally considered in determining new Omnibus Stock Incentive Plan awards for executive officers. Consistent with prevailing practices in the marketplace, the Committee currently intends to make long term incentive awards to executives each fiscal year.

Please see the “Summary Compensation Table” and the “Option Grants in Last Fiscal Year” table of this Proxy Statement for the Omnibus Stock Incentive Plan awards made to the named executive officers in 2004.

Special Incentives

From time to time, the Committee may implement special incentive programs which provide executives an opportunity to earn additional compensation if specific performance objectives are met. The time period for achievement of the objectives may vary from less than a year to a multiple year period. In each case, the performance objectives are designed to align the interests of executives with the interests of shareholders, and encourage executives to think and act as owners.

The Committee implemented a special incentive program for executive officers of the Company at the beginning of fiscal 2003. Awards under this special incentive program were tied to the Company achieving two key business performance objectives by the end of fiscal 2004. The two performance objectives were (1) attainment of a fixed charge coverage ratio of 2 to 1 (under the fixed charge coverage test contained in the Company’s bond indentures) in order to enable the Company to resume paying a dividend (if the Board so chooses) and (2) reduction in Company debt (public bonds) and/or accumulation of cash on the balance sheet totaling an aggregate of at least $120 million. The potential payout to each executive officer for the achievement of the performance objectives would have been a cash amount equaling 50% of the officer’s respective base salary (at the time of achievement) for each objective achieved (i.e., 50% of salary upon achievement of objective #1 and 50% of salary upon achievement of objective #2). After the conclusion of fiscal 2004, the Committee determined that the specified performance objectives were not met, and therefore no compensation was paid to executives under this special incentive program.

Stock Ownership and Retention Guidelines

To further tie the financial interests of Company executives to those of shareholders, the Committee has established stock ownership and retention guidelines. Under these guidelines, executive officers are expected to accumulate shares (unrestricted) of the Company’s common stock having a value equaling 1.5 times base salary in the case of the Chief Executive Officer and 1 times base salary in the case of the other executive officers (based on salaries at the time the guidelines were adopted). The goal is for executives to reach this ownership level by January 2009. To facilitate accomplishing the goal, executives officers generally are expected to retain at least one-half of the net after-tax shares (i.e., the net shares remaining after first selling sufficient shares to cover the anticipated tax liability and, in the case of stock options, the exercise price) obtained upon the vesting of restricted stock and the exercise of stock options.

Non-employee directors are not subject to specific ownership targets, but are expected to be shareholders of the Company. In addition, non-employee directors are expected to retain during their tenure all of the net after-tax shares obtained upon the vesting of restricted stock and at least one-half of the net after-tax shares obtained upon the exercise of stock options.

Chief Executive Officer Compensation

Compensation decisions relating to Mr. Hendrix, as Chief Executive Officer, are made using the same methodology described above for all other executives. The Committee also evaluates his strategic vision and leadership capabilities, his ability to make decisions and implement plans that create competitive advantage and enhance shareholder value, and his overall effectiveness as a leader and role model.

Mr. Hendrix was paid a base salary of $650,000 in fiscal 2004 (i.e., no increase over the amount set for him in February 2003). As with all other named executive officers, Mr. Hendrix was paid a bonus for 2004. Mr. Hendrix’s financial objectives for his 2004 bonus (100% weight) were based on growth in operating income, cash flow, revenue and earnings per share. Mr. Hendrix earned a 2004 bonus of $593,450 based on the degree of achievement of target levels for these objectives.

In addition, Mr. Hendrix received restricted stock and stock option awards in fiscal 2004, with the vesting provisions described above under “Long Term Incentives.” The Committee believes that the equity incentives awarded to Mr. Hendrix in 2004 are designed to maintain a strong link between the financial interests of Mr. Hendrix and the Company’s other shareholders.

Compensation Deductibility

An income tax deduction under federal law will be generally available for annual compensation in excess of $1 million paid to the chief executive officer and the named executive officers of a public corporation only if that compensation is “performance-based” and complies with certain other tax law requirements. Executive compensation under the Company’s Executive Bonus Plan, described above, meets these requirements and therefore qualifies for an income tax deduction under federal law.

Although the Committee considers deductibility issues when approving executive compensation elements, the Company and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility. Consequently, the Company and the Committee may make compensation decisions without regard to deductibility when it is deemed to be in the best interests of the Company and its shareholders to do so.

The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

THE COMPENSATION COMMITTEE

Thomas R. Oliver (Chair)
June M. Henton
Christopher G. Kennedy

Compensation Committee Interlocks and Insider Participation

None of the executive officers of the Company served as either (1) a member of the Compensation Committee or (2) a director of any entity of which any member of the Compensation Committee is an executive officer. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

STOCK PERFORMANCE

The following graph and table compare, for the five-year period ended January 2, 2005, the Company’s total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on The Nasdaq Stock Market, and (ii) a self-determined peer group comprised primarily of companies in the commercial interiors industry.

Comparison of Five Year Cumulative Total Returns ($)

	1/02/00	12/31/00	12/30/01	12/29/02	12/28/03	1/02/05
Interface, Inc.	100.0	156.8	108.2	58.7	112.7	185.7
Nasdaq Stock Market (U.S. Companies)	100.0	60.3	48.8	33.4	48.8	53.8
Self-Determined Peer Group	100.0	85.2	91.6	87.6	121.0	157.7

Notes:

A.	The lines represent annual index levels derived from compounded daily returns that include all dividends.

B.	The indices are re-weighted daily, using the market capitalization on the previous trading day.

C.	If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level was set to $100 as of 1/02/00 (the last day of fiscal 1999).

E.	The Company’s fiscal year ends on the Sunday nearest December 31.

F.	The following companies are included in the self-determined peer group: Actuant Corporation (formerly known as Applied Power, Inc.); Armstrong Holdings, Inc.; BE Aerospace, Inc.; Burlington Industries, Inc.; The Dixie Group, Inc.; Hon Industries Inc.; Herman Miller, Inc.; Kimball International, Inc.; Mohawk Industries, Inc.; and USG Corp. Burlington Industries, Inc. and Armstrong Holdings, Inc., which filed Chapter 11 bankruptcy petitions in 2001 and 2002, respectively, have been in the Company’s self-determined peer group for each of the past five years, and are included again this year to provide more consistent benchmarking with respect to the self-determined peer group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2004 all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were met except that Christopher J. Richard, a Vice President of the Company, filed a late Form 4 with respect to a purchase of 450 shares; and Daniel T. Hendrix, President, Chief Executive Officer and a Director of the Company, filed a Form 5 for fiscal 2004 with respect to a sale of 431 shares (triggered by a loan taken from his 401(k) plan account) that was not reported on a timely basis on Form 4.

INFORMATION CONCERNING THE COMPANY’S ACCOUNTANTS

BDO Seidman, LLP served as the independent auditors for the Company during fiscal 2004, and has been selected by the Audit Committee of the Board of Directors to be the independent auditors for the Company during fiscal 2005. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Audit Fees

The aggregate fees billed the Company by BDO Seidman, LLP for audit services totaled approximately $3,052,000 for fiscal 2004 and $1,736,000 for fiscal 2003, including fees associated with the Company’s annual audits and reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

Fees for audit related services provided by BDO Seidman, LLP totaled approximately $12,000 for fiscal 2004 and $19,000 for fiscal 2003. Audit related services principally include research regarding technical accounting issues and the audit of the Company’s 401(k) plan.

Tax Fees

Fees for tax services provided by BDO Seidman, LLP, including tax compliance, tax advice and tax planning, totaled approximately $308,000 for fiscal 2004 and $293,000 for fiscal 2003.

All Other Fees

BDO Seidman, LLP provided no services for the Company — other than those described above — in either fiscal 2004 or 2003.

Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditor.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. (A copy of the Audit Committee Charter may be viewed on the Company’s website, www.interfaceinc.com.) The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent accountants, BDO Seidman, LLP, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and BDO Seidman, LLP. In addition, the Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. In addition, the Audit Committee has received the written disclosures from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of those services discussed above under the caption “Information Concerning the Company’s Accountants — All Other Fees” by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP’s independence.

The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are “independent,” as required by applicable listing standards of Nasdaq as currently in effect. Although the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting (including in respect of auditor independence), the Board of Directors has determined that each member does qualify as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has followed appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for the year ended January 2, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Carl I. Gable (Chair)
Edward C. Callaway
James B. Miller, Jr.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2006 annual meeting must be received by the Company no later than December 20, 2005, in order to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy for that meeting. In addition, in accordance with Article II, Section 9, of the Bylaws of the Company, proposals of shareholders intended to be presented at the Company’s 2006 annual meeting must be presented to the Board of Directors by no later than 90 days prior to that annual meeting, with such deadline for presentation of proposals estimated to be February 17, 2006.

COMMUNICATING WITH THE BOARD

Shareholders wishing to communicate with the Board of Directors may send communications via U.S. mail to the following address:

Chairman of the Board Interface, Inc. 2859 Paces Ferry Road Suite 2000 Atlanta, GA 30339

From time to time, the Board may change the process by which shareholders may communicate with the Board or its members. The Company’s website, www.interfaceinc.com, will reflect any changes to the process.

Attendance of Board members at annual meetings is left to the discretion of each individual Board member. Nine Board members attended the 2004 annual meeting.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold shares as the registered holder. You can notify us by sending a written request to Interface, Inc., Attn: Secretary, 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By order of the Board of Directors

RAYMOND S. WILLOCH
Secretary

April 15, 2005

DETACH HERE	ZIFA32

CLASS A COMMON STOCK
INTERFACE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE 2005 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 19, 2005, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” PROPOSAL 1 (ELECTION OF DIRECTORS), AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

INTERFACE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

		DETACH HERE	ZIFA31

☒	Please mark		#IFC
vote as in
this example.

INTERFACE, INC. CLASS A COMMON STOCK
1.	Election of Directors.					2.	In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.
	Nominees:	(01) Dianne Dillon-Ridgley, (02) June M. Henton, (03) Christopher G. Kennedy, (04) James B. Miller, Jr., (05) Thomas R. Oliver
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐						THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION OF THE LISTED NOMINEES.
For all nominees except as noted above

Please be sure to sign and date this Proxy.

Signature:	Date:	Co-Owner Signature:	Date:

DETACH HERE	ZIFA42

CLASS B COMMON STOCK
INTERFACE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE 2005 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 19, 2005, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” PROPOSAL 1 (ELECTION OF DIRECTORS), AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

INTERFACE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

		DETACH HERE	ZIFB41

☒	Please mark		#IFC
vote as in
this example.

INTERFACE, INC. CLASS B COMMON STOCK
1.	Election of Directors.					2.	In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.
	Nominees:	(01) Ray C. Anderson, (02) Edward C. Callaway, (03) Carl I. Gable, (04) Daniel T. Hendrix, (05) J. Smith Lanier, II, (06) Clarinus C. Th. van Andel
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐						THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION OF THE LISTED NOMINEES.
For all nominees except as noted above

Please be sure to sign and date this Proxy.

Signature:	Date:	Co-Owner Signature:	Date: